UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2015

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
 (Commission File Number)

26255 American Drive Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

As previously disclosed, on December 30, 2014, Meadowbrook Insurance Group, Inc., a Michigan corporation  entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Miracle Nova II (US), LLC, a Delaware limited liability company (“Parent”), Miracle Nova III (US), Inc., a Delaware corporation and a wholly owned Subsidiary of Parent , and the Company.  Also as previously disclosed, the stockholders of the Company approved the Merger Agreement at the Annual Meeting of Shareholders held on April 27, 2015.  The parties previously received notification of early termination of the antitrust compliance notification and waiting period (HSR).

On June 18, 2015, the Company received the required regulatory approvals from the Department of Insurance and Financial Services of the State of Michigan regarding the acquisition of control of the Company’s insurance company subsidiaries domiciled in Michigan, which include Star Insurance Company, Ameritrust Insurance Corporation, ProCentury Insurance Company and Williamsburg National Insurance Company.  The Company previously received approval from the Department of Insurance Securities and Banking in Washington D.C. for ProCentury Risk Partners Insurance Company.  Closing the merger contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain other customary closing conditions that have not yet been satisfied, including receipt of remaining required insurance regulatory approvals for its insurance companies commercially domiciled in the state  of California, as well as Missouri (Savers Property Casualty Insurance Company) and Ohio (Century Surety Company.)  The applications for insurance regulatory approvals in each of those states are substantially complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2015	MEADOWBROOK INSURANCE GROUP, INC.
(Registrant)

	By:	/s/ Karen Spaun
Karen Spaun